Filed Pursuant to Rule 424(b)(5)

Registration No. 333-176772

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 29, 2011)

$6.0 million
Common Stock

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

     We have entered into an At The Market Offering Agreement (which we refer to as the “sales agreement”), dated August 19, 2013, with Ascendiant Capital Markets, LLC (the “Agent”) relating to shares of our common stock, par value $0.02, offered by this prospectus supplement and the accompanying base prospectus. Pursuant to the terms of the sales agreement, this prospectus supplement and the accompanying base prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $6.0 million from time to time through the Agent, as our agent for the offer and sale of the shares of our common stock.

     Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying base prospectus may be made by any method permitted by law that is deemed to be an “at the market offering”, as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), which includes sales made directly on the NASDAQ Capital Market, the existing trading market for our common stock, on any other existing trading market for our common stock, or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The Agent may also solicit purchases of shares in privately negotiated transactions, provided that the Agent receives our prior written approval for any sales in privately negotiated transactions. Under the terms of the sales agreement, we may also sell shares to the Agent as principal for its own account. The Agent will make these sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable law, on mutually agreeable terms between the Agent and us, and the Agent is not required to sell any specific number or dollar amount of shares of our common stock.

     The compensation payable to the Agent for sales of shares of our common stock with respect to which the Agent acts as sales agent shall be equal to 3.0% of the gross sales price of those shares. Other compensation may apply when the Agent purchases shares as principal at a price agreed by us and the Agent. The net proceeds to us that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. The actual proceeds to us will vary. See “Plan of Distribution” beginning on page S-11 of this prospectus supplement. In connection with the sale of shares of our common stock on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act.

     The market value of our outstanding common equity held by non-affiliates on August 16, 2013 was approximately $40.9 million, based on 14,943,221 shares of outstanding common stock (excluding 12,499 shares of Series B non-voting common stock), of which 14,833,943 are held by non-affiliates, and a per share price of $2.76 based on the closing price on August 5, 2013. As of the date of this prospectus, we have sold securities for aggregate gross proceeds of $7,457,269 pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar month period that ends on, and includes, the date of this prospectus.

     Our common stock is traded on the NASDAQ Capital Market under the symbol “QTWW.” On August 16, 2013, the closing price of our common stock on the NASDAQ Capital Market was $2.34 per share. Our principal executive offices are located at 25242 Arctic Ocean Drive, Lake Forest, California 92630 and our telephone number at that address is (949) 399-4500.

     Investing in our securities involves certain risks. You could lose some or all of your investment. See “Risk Factors” beginning on page S-8 of this prospectus supplement and “Risk Factors” beginning on page 4 of the accompanying base prospectus and in the documents incorporated by reference herein and therein. You should consider carefully these risks together with all of the other information contained, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus before making a decision to purchase our securities.

     Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Ascendiant Capital Markets, LLC
The date of this prospectus supplement is August 19, 2013

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

     This prospectus is part of a registration statement that we filed with the SEC relating to the issuance and sale of our common stock from time to time having an aggregate offering price of up to $6.0 million through the Agent. These sales, if any, will be made pursuant to the terms of the sales agreement entered into between us and the Agent on August 19, 2013, a copy of which will be filed with the SEC as an exhibit to a Current Report on Form 8-K which will be incorporated herein by reference.

     This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein; provided, however, that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement in accordance with Rule 412 promulgated under the Securities Act.

     In this prospectus supplement, “Quantum,” the “Company,” “we,” “us,” and “our” and similar terms refer to Quantum Fuel Systems Technologies Worldwide, Inc. and its subsidiaries on a consolidated basis. References to our “common stock” refer to the common stock of Quantum Fuel Systems Technologies Worldwide, Inc.

     All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

     The industry and market data and other statistical information contained in the documents we incorporate by reference in this prospectus are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

     You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the Agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, any free writing prospectus that we have authorized for use in connection with this offering, and the documents incorporated by reference herein and therein, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation By Reference of Certain Documents.” We are not, and the Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     Prospective investors should be aware that the acquisition of our common stock described herein may have tax consequences in the United States. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully in this prospectus supplement or the accompanying base prospectus.

     The registration statement that contains the accompanying base prospectus (SEC Registration No. 333-176772) (including the exhibits filed with and the information incorporated by reference in the registration statement) contains additional important business and financial information about us and our common stock that is not presented or delivered with this prospectus supplement. That registration statement, including the exhibits filed with the registration statement and the information incorporated by reference in the registration statement, can be read at the SEC’s website, www.sec.gov, or at the SEC office mentioned under the section of this prospectus supplement entitled “Where You Can Find More Information” below.

     We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

PROSPECTUS SUPPLEMENT SUMMARY

     The following summary highlights selected information contained in or incorporated by reference into this prospectus and does not contain all the information that may be important to purchasers of our securities. Before making an investment decision, you should carefully read the entire prospectus supplement, including the “Risk Factors” section, the accompanying base prospectus and the documents and other information incorporated by reference into the prospectus.

About Quantum

     In this prospectus, the terms “Quantum,” “Company,” “we,” “us,” and “our” refer to Quantum Fuel Systems Technologies Worldwide, Inc. and its subsidiaries.

     We are a leader in the development and production of compressed natural gas CNG fuel storage systems and the integration of alternative fuel vehicle system technologies including engine and vehicle control systems and drivetrains.

     We classify our business operations into three reporting segments: Fuel Storage & Vehicle Systems, Renewable Energy and Corporate. The Renewable Energy business segment, consisting entirely of the operations of Schneider Power Inc. (Schneider Power), is classified as discontinued operations as discussed further below. The Corporate segment consists of general and administrative expenses incurred at the corporate level that are not directly attributable to the Fuel Storage & Vehicle Systems or Renewable Energy business segments. Corporate expenses consist primarily of personnel costs, share-based compensation costs and related general and administrative costs for executive, finance, legal, human resources, investor relations and our board of directors.

Fuel Storage & Vehicle Systems Segment

     We primarily manufacture and supply CNG storage and fuel systems for a variety of heavy, medium and light-duty trucks and passenger vehicles. We also provide design, engineering development and packaging, production validation and system integration for transportation applications. For hybrid and PHEV vehicle applications, we provide powertrain engineering, electronic control, software strategies and system integration. We also design, engineer and manufacture alternative fuel concept vehicles and hydrogen refueling systems primarily for use in the transportation, aerospace, and defense industries.

     Our products and services are designed to offer our customers a clean and cost-effective alternative to gasoline and diesel powered vehicles, which, in turn, enables our customers to benefit from significantly lower fuel prices, contribute to a cleaner environment, meet average fuel economy mandates, and help our country reduce its dependence on foreign oil.

     The current market for CNG and other alternative fuel systems is the emerging world market for alternative fuel passenger, commercial, fleet, industrial and military vehicles. We sell our products and services direct to vehicle level original equipment manufacturers (OEM), system integrators for OEM level applications and through aftermarket integrators.

     We believe there is a significant and immediate opportunity for us in the CNG vehicle market. We have experienced substantial year-over-year growth in sales of our CNG tanks and packaged fuel systems and believe the price of natural gas will stay relatively low for the foreseeable future, which we expect will continue to drive demand for our carbon-composite high-capacity CNG storage systems. During calendar 2012 and calendar 2011, we received approximately $19.1 million and $5.8 million in new purchase orders, respectively, for our CNG storage tanks and systems, representing a 231% increase in 2012.

     We manufacture one of the industry’s lightest Type IV polymer-lined composite storage tanks for use in CNG applications. Because of the lightweight nature of our storage tanks, less structure for mounting support is required, thereby reducing the overall fuel system weight and increasing available payload. In addition, our large volume tanks maximize onboard storage capacity resulting in greater driving range. In November 2012, we announced the introduction of our new and enhanced Q-LiteTM line of natural gas storage tanks, which are designed to further maximize vehicle range by means of dematerialization and application of next generation materials.

     Our CNG storage tanks have been tested for compliance with the U.S. industry standard CSA NGV2 and in some cases to the Canadian CSA B51 Part II standard. Our tanks meet the U.S. Federal Motor Vehicles Safety Standard FMVSS 304. Our tanks are available for sale in the U.S. and Europe, and some tank models are available for sale in Canada.

     Our CNG packaged fuel systems are comprised of high pressure tanks and fuel delivery regulation and control systems designed to improve efficiency, enhance power output, and reduce harmful emissions. Our integrated and packaged systems typically incorporate our Q-Lite composite tanks and leverage our expertise in safety-critical structural design, high strength materials and topology optimization to provide intelligent lightweight systems that maximize on-board fuel storage and contribute to superior fuel economy, handling and low emission performance. We offer a variety a packaged fuel systems including one that allows Class 8 trucks to travel up to 500 miles before refueling. In December 2012, we announced the launch of pre-assembled, quality tested and fully-validated CNG storage modules and system assemblies for quick integration onto a variety of vehicle platforms.

     The primary market for CNG systems is currently light, medium and heavy-duty trucks. The cost savings offered to fleets by using natural gas as a fuel compared to gasoline or diesel is significant and compelling. We believe that natural gas is the most cost effective fuel available on the market today and we expect the trucking industry to continue to transition a greater percentage of their fleet vehicles to run on natural gas systems due to the current favorable economics of natural gas. We are under contract to provide CNG fuel storage systems to an OEM level system integrator for light-duty trucks and started delivering those systems in 2012. We currently supply our CNG storage tanks to approximately 20 integrators for use in light to medium duty truck applications.

     As the market continues to adjust to the underlying economic benefits of natural gas, we believe there will be substantial opportunities in the passenger vehicle market. During 2012 and 2013, we have worked on the development and integration of a natural gas fuel system for a passenger vehicle under a planned production program for an automotive OEM that expects to have vehicles commercially available in the third quarter of 2014. In February 2013, we entered into an initial agreement with another automotive OEM for the development and potential supply of a CNG storage system for a popular full size passenger vehicle platform. If the OEM continues to move forward with the CNG vehicle platform, we anticipate that the development portion of this program would be completed in the second half of 2014 with vehicles commercially available in the first quarter of 2015.

     We also design, develop and manufacture advanced lightweight composite tanks and complete fuel systems for use in hydrogen fuel cell electric vehicle (FCEV) applications. In addition to our hydrogen storage systems, we also manufacture and supply compressed hydrogen refueling systems and announced on January 30, 2013, that we had received an initial order for hydrogen refueling dispensers as part of a three-year partnership agreement with Linde LLC. While we continue to perform development services for OEMs with respect to hydrogen storage systems, there remains uncertainty as to when FCEVs will be commercialized, in spite of the State of California’s efforts to roll out new hydrogen refueling stations in anticipation of FCEV zero emission vehicles (ZEVs) playing a significant role in reducing California’s greenhouse gas and smog emissions.

     In addition to our CNG and hydrogen systems, we design, develop and supply hybrid and PHEV systems, which include complete systems or sub-systems and components and are designed to improve vehicle fuel economy and performance, leverage existing gas station infrastructure, and utilize home-based battery recharging. Our proprietary control systems and software is integrated into base vehicle components such as the engine, generator, motor, inverters, battery system, power converters, and charger to provide customized hybrid drive-train technologies and systems and can be packaged utilizing different designs, technologies and subsystems.

Significant Developments in Fuel Storage and Vehicle Segments During First Half of 2013

     Our Fuel Storage & Vehicle Segment made significant strides in growing and expanding our CNG fuel storage and complete fuel systems products and services. In the first half of 2013, we received a number of new orders from new and existing customers for our Q-Lite CNG tank storage systems and complete fully-integrated fuel storage assemblies that incorporate our Q-Lite tank storage system. On May 15, 2013, we announced that we had received $10.3 million in new orders for natural gas tanks and systems during the first quarter of 2013. Further, on August 14, 2013, we announced that we had received $2.9 million in awards of new programs for development of natural gas storage systems for truck and passenger vehicles and that our backlog for natural gas tanks and systems was $14.6 million as of June 30, 2013.

     As a result of the growth in the demand for our CNG tanks and integrated fuel systems, we announced that we have undertaken an aggressive expansion of our tank manufacturing capacity, with the goal of achieving annual capacity of 12,000 units by the end of calendar 2013.

     We also received two significant CNG storage and CNG fuel system development contracts from new customers - one of which is a production-intent CNG passenger vehicle program referred to above with a major global OEM and the other relates to a $2.63 million arrangement for the development of a fully-integrated CNG storage and fuel delivery system for a cost-effective aftermarket conversion kit for medium and heavy-duty diesel fleets to run on natural gas.

     We also made significant strides in our tank and fuel systems technology during the first half of 2013. During this period, we were granted two key patents related to key aspects of CNG fuel storage and fuel systems pressure and flow management for on-board gaseous fuel storage and dematerialization of fuel storage cylinders. During this period, we, in a collaborative effort with the Boeing Company and the Pacific National Labs, under sponsorship by the Office of Energy Efficiency and Renewable Energy of the U.S. Department of Energy, demonstrated an alternative new technology leap for lightweight carbon composite CNG and hydrogen fuel tanks that resulted in a 20% reduction in material utilization. Although we ultimately were not awarded the $1.0 million grant award from the California Energy Commission's (CEC) Public Interest Energy Research Program that we announced on April 23, 2013, which would have been used to partially fund the development and validation of a low-cost, multi-port fuel injected natural-gas fuel system and engine with advanced controls, designed for Class 3 to Class 7 fleet applications such as buses, medium-duty trucks, and port freight-handling vehicles, we expect to continue developing fuel systems and engines with advanced controls with our customer base.

     With respect to development programs, during the first half of 2013 we completed our development of a turbocharged, inter-cooled and electronically fuel injected gaseous fuel engine for Mahindra and Mahindra, a leading Indian vehicle manufacturer and industrial conglomerate.

Discontinued Operations—Renewable Energy Segment Held for Sale

     Our Renewable Energy segment consists solely of the business operations of our wholly-owned subsidiary, Schneider Power, which we acquired on April 16, 2010. Schneider Power, headquartered in Toronto, Ontario, Canada, is an independent power producer, developer of renewable energy projects and provider of related development services and is a licensed electricity generator and wholesaler. On April 20, 2012, Schneider Power acquired Zephyr Farms Limited, a single purpose entity that owns a 10 megawatt wind farm in Ontario, Canada (Zephyr).

     In August 2012, we committed to a plan to sell Schneider Power and engaged Ardour Capital Investments, LLC to assist us with identifying potential buyers for the business operations and/or assets. On May 13, 2013 we completed the sale of Schneider Power's 1.6 MW Providence Bay wind farm (Providence Bay) and we have executed definitive agreements for the sale of a controlling interest in Schneider Power's 10.0 MW Trout Creek wind farm development project and certain other early stage development projects. We have also signed definitive agreements for the sale of Schneider Power's 50% interest in a wind farm development project located in the Bahamas and potential buyers have expressed interest in the 10.0 MW Zephyr operating wind farm. We continue to actively pursue the sale of all of the remaining Schneider Power assets. As a result of these actions and our expectations for a completion of a sale of the business within the next year, we report the historical activities and balances of Schneider Power as discontinued operations held for sale.

Business Strategy

     Our strategy is to leverage our natural gas and tier I automotive OEM supplier experience, our proprietary technologies and products and our capabilities in alternative fuel storage and fuel system integration and vehicle level assembly in order to be an industry leader in the innovation, development, production and integration of lightweight CNG storage and fuel systems solutions. Our business strategy includes:

  Advancing our market position as a leader in lightweight tank technology through improved product branding and enhanced market profile as a “one-stop-shop” for complete CNG fuel system solutions.

  Developing strategic relationships with natural gas market participants to support the delivery of integrated solutions.

  Increasing our annual CNG storage tank production capacity in calendar 2013 and 2014 through capital investment and improved manufacturing processes.

  Pursuing existing and new opportunities for our CNG storage and fuel systems solutions in the passenger vehicle and light, medium and heavy duty truck markets.

  Further developing our existing relationships and creating new relationships with OEMs, fleets and aftermarket providers and other CNG market participants.

  Focusing our efforts on natural gas vehicle programs with short-term, high-volume commercialization opportunities.

General

     The discussion under this “About Quantum” section, and the documents incorporated by reference, include forward-looking statements. We cannot assure you that our expectations and management’s projections will prove to be correct. Various risks and other factors, including those identified in this prospectus supplement under the “Risk Factors” section, and those included in our other public filings that are incorporated herein by reference, could cause actual results, and actual events that occur, to differ materially from those contemplated by the forward looking statements. See “Cautionary Statement Regarding Forward-Looking Information.”

Corporate Information

     We were incorporated in Delaware in October 2000 as a wholly-owned subsidiary of IMPCO Technologies, Inc., which we refer to as IMPCO. We spun off from IMPCO and became a separate reporting company on July 23, 2002. Our fiscal year ends December 31. Our principal executive offices are located at 25242 Arctic Ocean Drive, Lake Forest, California 92630. Our telephone number at that location is (949) 399-4500. We maintain a web site at www.qtww.com. The contents of our website are not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus or relied upon in connection herewith.

     We incurred net losses from continuing operations before income taxes of $25,180,878 and $27,857,741 for the fiscal year ended December 31, 2012 and the eight month transition period ended December 31, 2011, and $5,194,157 and $3,865,631 for the quarters ended March 31, 2013 and June 30, 2013, respectively. Haskell & White LLP, our independent registered public accounting firm, have included an explanatory paragraph in their opinion that accompanies our audited consolidated financial statements as of and for the year ended December 31, 2012, indicating that our current liquidity position, among other factors, raises substantial doubt about our ability to continue as a going concern.

     During 2012 and through the first quarter of 2013, we were not in compliance with the quarterly performance to plan financial covenant contained in our loan agreement with our senior secured lender and as of March 31, 2013, we were also not in compliance with the asset coverage ratio covenant contained in the loan agreement. On May 20, 2013, we and our senior secured lender entered into a Loan and Security Modification Agreement pursuant to which, among other things, our senior secured lender agreed to waive all events of default under the loan agreement arising from our failure to comply with the performance to plan and asset coverage ratio covenants contained in the loan agreement.

THE OFFERING

     The following is a brief summary of certain terms of this offering and is not intended to be complete. For a complete description of our common stock, see “Description of Common Stock” beginning on page S-11 of this prospectus supplement.

Common stock offered by us	We may offer and sell shares of our common stock through the Agent having an aggregate offering price of up to $6.0 million. See “Description of Common Stock.”

Manner of offering

Sales of shares our common stock, if any, will be made pursuant to the terms of the sales agreement entered into between us and the Agent on August 19, 2013. Sales may be made by any method permitted by law that is deemed to be an “at the market offering”, as defined in Rule 415 under the Securities Act, which includes sales made directly on the NASDAQ Capital Market, the existing trading market for our common stock, on any other existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The Agent will make these sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable law, on mutually agreeable terms between the Agent and us. Under the terms of the sales agreement, we may also sell shares to the Agent as principal for its own account. The net proceeds to us that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. The actual proceeds to us will vary.

Use of proceeds

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital and other general and administrative purposes. See “Use of Proceeds” on page S-9.

Risk factors

An investment in our securities is highly speculative and involves a number of risks. You should carefully consider the information contained in the “Risk Factors” section beginning on page S-8 of this prospectus supplement, and elsewhere in this prospectus supplement and the accompanying base prospectus, and the information we incorporate by reference, before making your investment decision.

NASDAQ Capital Market symbol	Our common stock is listed on the NASDAQ Capital Market under the symbol “QTWW.”

RISK FACTORS

     Investing in our common stock is speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in this prospectus supplement, together with the risks set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2012, as amended, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, which are incorporated by reference herein, and any updates to those risks or new risks contained in our subsequent Annual Reports on Form 10-K or our Quarterly Reports on Form 10-Q to be filed with the SEC, all of which we incorporate by reference herein, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of the prospectus.

     If any of these risks actually occurs, our business could be materially harmed. These risks and uncertainties are not the only ones faced by us. Additional risks and uncertainties, including those of which we are currently unaware or that are currently deemed immaterial, may also materially and adversely affect our business, financial condition, cash flows, prospects and the price of our common stock.

Additional Risk Factors

Risks Relating to Our Stock

Purchasers in this offering may experience significant dilution as a result of this offering and any future offerings of our common stock.

     The public offering price per share of our common stock in this offering may be substantially higher than the pro forma net tangible book value per share of our common stock outstanding prior to this offering. As a result, purchasers in this offering may experience immediate substantial dilution. In addition, we have issued stock options and warrants to acquire shares of our common stock at prices that may be below the public offering price per share of our common stock in this offering. To the extent outstanding stock options or warrants are ultimately exercised, there may be further dilution to purchasers in this offering.

This offering and any future offerings of our common stock may have detrimental effects on existing stockholders.

     The sale by us of any shares of our common stock may have the following effects:

  our existing stockholders’ proportionate ownership interest in us will decrease;
  our existing stockholders may suffer significant dilution;
  the relative voting strength of each previously outstanding share of our common stock will be diminished; and
  the market prices of our common stock may decline.

Our management will have broad discretion over the use of the net proceeds from this offering.

     We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital and other general and administrative purposes. We have not determined the amounts we plan to spend on any of the areas indicated above or the timing of these expenditures. Accordingly, our management will have considerable discretion in the application of the net proceeds from this offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds from this offering are being used appropriately. The net proceeds from this offering may be used for corporate purposes that do not increase our operating results or market value. Until the net proceeds from this offering are used, they may be placed in investments that do not produce income or that lose value.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     All statements included in this prospectus and the documents incorporated herein by reference, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act. Forward-looking statements can generally be identified by words such as “may,” “could,” “will,” “should,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology. Examples of forward-looking statements made herein and in the documents incorporated by reference herein include, but are not limited to, statements regarding:

  the estimated proceeds we may receive from this offering;
  our expected use of the proceeds from this offering;
  our belief that we will need and be able to raise additional capital to repay debt, fund our future operations and to support our manufacturing expansion plans;
  our expectation of additional product revenue from the sale of our recently introduced CNG tank technology;
  our belief that our current operating plan and business strategy will allow us to achieve profitability;
  our expectation that we will realize improvement in our gross margins in calendar 2013 as we anticipate increased shipments of our CNG tanks incorporating lower material costs and improvements in manufacturing efficiencies;
  our plan to expand our annual tank production manufacturing by the end of calendar 2013;
  our expectations of the level of growth in the natural gas, hybrid, plug-in hybrid and fuel cell and alternative fuel industries;
  our intention to focus our product development efforts on expanding our CNG storage and fuel systems product offering and advancing our CNG storage and fuel system solutions technologies to further improve performance, weight, and cost;
  our expectation that the U.S., state and local governments will continue to support the advancement of alternative fuel and renewable energy technologies through loans, grants and tax credits;
  our belief that the price of natural gas will stay relatively low for the foreseeable future, which we expect will continue to drive demand for our CNG tanks and fuel systems;
  our belief that there is significant and immediate opportunity for us in the CNG vehicle market;
  our belief that both passenger CNG vehicles we are working on with OEMs will be commercially available in 2014;
  our belief that we will be able to sell all of Schneider Power’s assets within our expected timeframe, if at all;
  our belief that we will receive meaningful proceeds from the sale of Schneider Power’s assets;
  our belief that we have a competitive advantage over our competitors;
  our expectation that we will face increased competition in the future as new competitors enter the CNG market and advanced technologies become available;
  the impact that new accounting pronouncements will have on our financial statements;
  our expectation that we will recognize non-cash gains or losses on our derivative instruments each reporting period and that the amount of such gains or losses could be material;
  our expectation that the market price of our common stock will continue to fluctuate significantly; and
  our belief that we will prevail in the litigation currently pending with Iroquois Master Fund Ltd.

     Although we believe the expectations and intentions reflected in our forward-looking statements are reasonable, we cannot assure you that these expectations and intentions will prove to be correct. Various risks and other factors, including those identified in this prospectus supplement under the “Risk Factors” section and those included in our other public filings that are incorporated herein by reference, could cause actual results, and actual events that occur, to differ materially from those contemplated by the forward looking statements.

     Many of the risk factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements. These statements are made only as of the date of this prospectus. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.

USE OF PROCEEDS

     The amount of proceeds from this offering will depend on the number of shares sold and the market price at which they are sold.

     We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital and other general and administrative purposes.

     We have not determined the amounts we plan to spend on any of the areas indicated above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds from this offering as described above, we may invest all or a portion of the proceeds of this offering in short-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct guaranteed obligations of the United States.

     There is no guarantee that there will be any sales of our common stock under this prospectus supplement and the accompanying base prospectus and actual sales, if any, of our common stock under this prospectus supplement and the accompanying base prospectus may result in gross proceeds to us of less than $6.0 million, exclusive of any Agent compensation or other offering fees and expenses.

DILUTION

     If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. Our net tangible book value as of June 30, 2013 was approximately $(9.6) million, or approximately $(0.68) per share of common stock. Net tangible book value per share represents the amount of total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our common stock outstanding as of June 30, 2013.

     Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the assumed sale of shares of our common stock in the aggregate amount of approximately $6.0 million at an assumed offering price of $2.34 per share, the last reported sale price of our common stock on August 16, 2013, and after deduction of commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2013 would have been approximately $(4.0) million, or $(0.24) per share of common stock. This represents an immediate increase in net tangible book value of $0.44 per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of $(0.24) per share of common stock to investors participating in this offering at an assumed offering price of $2.34 per share. The following table illustrates this per share dilution:

Assumed offering price per share	$2.34
Net tangible book value per share as of June 30, 2013	$(0.68)
Increase in net tangible book value per share attributable to this offering	$0.44
As adjusted net tangible book value per share as of June 30, 2013, after giving effect to this offering	$(0.24)
Dilution per share to new investors participating in this offering	$2.58

     The table above assumes for illustrative purposes that an aggregate of 2,564,103 shares of our common stock are sold at a price of $2.34 per share, the last reported sale price of our common stock on the NASDAQ Capital Market on August 16, 2013, for aggregate gross proceeds of approximately $6.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $2.34 per share shown in the table above, assuming all of our common stock in the aggregate amount of approximately $6.0 million is sold at that price, would have no affect to our adjusted net tangible book value per share and the dilution in net tangible book value per share to new investors in this offering, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $2.34 per share shown in the table above, assuming all of our common stock in the aggregate amount of approximately $6.0 million is sold at that price, would increase our adjusted net tangible book value per share to $(0.23) and decrease the dilution in net tangible book value per share to new investors in this offering to $2.57, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only, and will adjust based on the actual offering prices, the actual number of shares that we offer and sell in this offering and other terms of each sale of shares in this offering.

     The information above and in the foregoing table is based upon 14,191,344 shares of our common stock outstanding as of June 30, 2013 (actual and as adjusted) and does not include the following securities:

  162,589 shares of common stock issuable pursuant to the exercise of outstanding options issued under our stock option plan at a weighted average exercise price of $24.32;
  11,051,070 shares of common stock issuable pursuant to the exercise of warrants at exercise prices ranging from $2.02 per share to $167.20 per share with a weighted-average exercise price of $11.63 per share;
  781,579 shares of common stock available for future issuances under our stock option plan; and

  12,499 shares of common stock issuable upon certain transfers of the outstanding Series B common stock.

     To the extent that options or warrants outstanding as of June 30, 2013 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF COMMON STOCK

Common Stock

     A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Common Stock,” starting on page 5 of the accompanying base prospectus.

     Effective July 30, 2013, we implemented a 1-for-4 reverse stock split of all classes of our common stock, $0.02 par value, by filing a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State office for the State of Delaware.

     After giving effect to the 1-for-4 reverse stock split, we are authorized to issue 37.5 million shares of common stock, $0.02 par value, of which 25,000 are designated as shares of non-voting Series B common stock. As of August 16, 2013, we had a total of 14,943,124 shares of common stock issued and outstanding, of which 12,499 shares are Series B common stock. All of our outstanding shares of common stock are validly issued, fully paid and non-assessable. We are also authorized to issue 20.0 million shares of preferred stock. As of August 16, 2013, no shares of preferred stock were outstanding.

Listing

     Our shares of common stock are listed on the NASDAQ Capital Market under the symbol “QTWW.”

PLAN OF DISTRIBUTION

     We have entered into a sales agreement, dated August 19, 2013, with the Agent, under the terms and conditions of which we may issue and sell from time to time shares of our common stock through the Agent, as our sales agent, in an aggregate amount not to exceed the amount that can be sold under the registration statement and under the limitation imposed by General Instruction I.B.6 to Form S-3, if applicable, which amount, as of the date of this prospectus supplement, is $6,189,959. Under the terms of the sales agreement, we may sell shares to the Agent as principal for its own account. This prospectus supplement relates to the offer and sale of such shares of common stock under such sales agreement under the registration statement of which this prospectus supplement forms a part.

     Upon instructions from us, the Agent will use commercially reasonable efforts, consistent with its normal sales and trading practices and applicable law, to sell shares of our common stock under the sales agreement pursuant to this prospectus supplement. Sales of shares of common stock, if any, pursuant to this prospectus supplement may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on or through the NASDAQ Capital Market, the existing trading market for the common stock, on any other existing trading market for our common stock, or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale or at prices related to such prevailing market prices or in privately negotiated transactions, provided that the Agent receives our prior written approval for any sales in privately negotiated transactions. As our sales agent, the Agent will not engage in any transactions that stabilize the common stock.

     Under the sales agreement between us and the Agent, we will instruct the Agent in a sales notice as to the maximum amount of shares of our common stock to be sold by the Agent daily, and the minimum price per share at which such shares may be sold. Subject to the conditions of the sales agreement, the Agent will use its commercially reasonable efforts to solicit purchases on a particular day of all shares designated for sale by us on that day. The gross sales price of the shares sold will be the market price for shares of our common stock sold by the Agent on the trading market at the time of sale of the shares. We may instruct the Agent not to sell shares if the sales cannot be effected at or above the minimum price designated by us in any such instruction. We or the Agent may suspend the offering of our common stock upon proper notice and subject to certain other conditions. The obligation of the Agent under the sales agreement to sell our common stock pursuant to a sales notice is subject to a number of conditions.

     The Agent will provide written confirmation to us following the close of trading on the NASDAQ Capital Market following each day in which shares of our common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on the day, the aggregate gross sales proceeds, the net proceeds to us and the compensation payable by us to the Agent with respect to the sales.

     We will pay the Agent commissions for its services in acting as our agent in the sale of our common stock. The compensation payable to the Agent for sales of shares of our common stock with respect to which the Agent acts as sales agent shall be equal to 3.0% of the gross sales price of those shares. There is no guarantee that there will be any sales of our common stock under this prospectus supplement and the accompanying base prospectus and actual sales, if any, of our common stock under this prospectus supplement and the accompanying base prospectus may result in gross proceeds to us of less than $6.0 million, exclusive of any Agent compensation or other offering fees and expenses.

     Settlement for sales of shares of our common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular sales notice or transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

     In connection with the sale of shares of our common stock on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to reimburse the Agent for its legal and due diligence expenses up to an aggregate amount not to exceed $35,000, subject to compliance with FINRA Rule 5110(f)(2)(D).

     We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Agent under the sales agreement, will be approximately $100,000.

     The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) September 29, 2014 or (2) the termination of the sales agreement. The sales agreement may be terminated by us or the Agent in each party’s sole discretion at any time by giving five business days prior written notice to the other party. This is a brief summary of the material provisions of the sales agreement and does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement will be filed with the SEC on a Current Report on Form 8-K and will be incorporated by reference into the registration statement of which this prospectus forms a part.

     The Agent and its affiliates may in the future provide various investment banking and other financial services for us for which services they may in the future receive customary fees. The principal business address of the Agent is 18881 Von Karman, Suite 1600, Irvine, California 92612.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

     The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying base prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus supplement and the accompanying base prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus supplement and the accompanying base prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the termination of the offering (excluding, unless otherwise provided herein or therein, information furnished pursuant to Item 2.02 and Item 7.01 of any Current Report on Form 8-K):

  our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 1, 2013, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A filed with the SEC on April 30, 2013;
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2013 and March 31, 2013, filed with the SEC on August 14, 2013 and May 15, 2013, respectively;
  our Current Reports on Form 8-K filed with the SEC on August 6, 2013, July 31, 2013, July 29, 2013, July 19, 2013, July 11, 2013, June 28, 2013, June 5, 2013, May 31, 2013, May 24, 2013, May 16, 2013, May 1, 2013, March 26, 2013, March 25, 2013, and January 25, 2013;
  the description of our common stock contained in our Form 10-12G/A filed with the SEC on July 11, 2002, including any amendment or report filed for the purpose of updating that description; and
  all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and before we stop offering the securities covered by this prospectus supplement and the accompanying base prospectus.

     Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations are not incorporated into this prospectus supplement and the accompanying base prospectus and do not constitute a part hereof.

     Upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

25242 Arctic Ocean Drive, Lake Forest, California 92630
Attn: Chief Financial Officer
(949) 399-4500

     In addition, you may access these filings on our Web site at www.qtww.com.

WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information reporting requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference rooms located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Also, using our website, www.qtww.com, you can access electronic copies of documents we file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and any amendments to those reports, free of charge. Information on our website is not incorporated by reference in this prospectus supplement or the accompanying base prospectus.

LEGAL MATTERS

     The validity of the securities offered under this prospectus supplement and the accompanying base prospectus will be passed upon for us by Kenneth R. Lombardo, General Counsel of the Company, and by Troutman Sanders LLP. Certain legal matters will be passed upon for the Agent by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

     Haskell & White LLP has audited our consolidated balance sheets as of December 31, 2012 and December 31, 2011, and the related consolidated statements of operations, equity, and cash flows for the year ended December 31, 2012, and the eight month transition period ended December 31, 2011 and the financial statement schedule for the year ended December 31, 2012 and the eight month transition period ended December 31, 2011 included in our Annual Report on Form 10-K for the year ended December 31, 2012, as amended, and incorporated by reference herein, which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements. We have incorporated by reference herein our consolidated financial statements and schedule in reliance on Haskell & White LLP’s report, given on their authority as experts in accounting and auditing.

     Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated statements of operations, equity, and cash flows and the financial statement schedule for the year ended April 30, 2011, included in our Annual Report on Form 10-K for the year ended December 31, 2012, as amended, and incorporated by reference herein, which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements. We have incorporated by reference herein our consolidated financial statements and schedule in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

     On September 1, 2011, we dismissed Ernst & Young LLP as our independent registered public accounting firm in furtherance of our initiatives to reduce expenses. On September 2, 2011, we engaged Haskell & White LLP as our new independent registered public accounting firm effective immediately.

Prospectus

$75,000,000

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Common Stock
Warrants

     We may offer and sell, from time to time, common stock, warrants, and a combination thereof, with a total value of up to $75,000,000.

     This prospectus provides a general description of securities we may offer and sell from time to time. Each time we sell securities pursuant to this prospectus, we will provide the specific terms of the securities in supplements to this prospectus. This prospectus may be used to offer and sell securities only if it is accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.

     Our common stock is quoted on The Nasdaq Global Market under the symbol “QTWW.” The last reported sale price of our common stock on September 7, 2011, was $3.29 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange. Our principal executive offices are located at 17872 Cartwright Road, Irvine, California 92614. Our telephone number at that location is (949) 399-4500.

     The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

     An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 4 of this prospectus before investing in our securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS SEPTEMBER 29, 2011.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $75,000,000.

     The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

     We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

     We have not authorized any dealer, salesman or other person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and the applicable prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the applicable prospectus supplement. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front cover of this document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or securities sold on a later date.

     THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

     In this prospectus, the terms “Quantum,” “Company,” “we,” “us,” and “our” refer to Quantum Fuel Systems Technologies Worldwide, Inc. and its subsidiaries.

     Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

FORWARD-LOOKING STATEMENTS

     All statements included in this prospectus and any documents incorporated herein by reference, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended.

     Forward-looking statements are generally identified by words such as “may,” “could,” “will,” “should,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology. Although we believe the expectations and intentions reflected in our forward-looking statements are reasonable, we cannot assure you that these expectations and intentions will prove to be correct. Various risks and other factors, including, but not limited to, those identified in our Annual Report on Form 10-K for the year ended April 30, 2011, as amended, under the caption “Risk Factors” and those included in our other public filings that are incorporated herein by reference, could cause actual results, and actual events that occur, to differ materially from those contemplated by the forward looking statements.

     Many of the risk factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements. These statements are made as of the date of this prospectus. Except as may otherwise be required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.

OUR COMPANY

Background

     We were incorporated in the state of Delaware in October 2000 as a wholly-owned subsidiary of IMPCO Technologies, Inc. (IMPCO). We spun off from IMPCO and became a separate company on July 23, 2002. Our fiscal year ends April 30. Our principal executive offices are located at 17872 Cartwright Road, Irvine, California 92614. Our telephone number at that location is (949) 399-4500. We maintain a web site at www.qtww.com.

     Our consolidated financial statements include the accounts of Quantum Fuel Systems Technologies Worldwide, Inc., our wholly owned subsidiary, Schneider Power Inc., and our majority-owned subsidiary, Quantum Solar Energy, Inc.

     On April 16, 2010, we completed the acquisition of Schneider Power, an alternative energy company with a portfolio of clean electricity generation development projects and land positions in prospective wind and solar power areas in North America and the Caribbean.

     On August 27, 2008, start-up activities were initiated in Quantum Solar to develop a solar panel distribution and manufacturing operation in Irvine, California. We currently own 85.0% of Quantum Solar and the remaining 15.0% is owned by the majority shareholder of our affiliate, asola Advanced and Automotive Solar Systems GmbH. Manufacturing operations have not yet commenced for Quantum Solar.

     We also hold ownership interests in certain unconsolidated active businesses that are accounted for either under the equity or cost methods of accounting. These interests include: (i) a 24.9% interest in Asola Quantum Solarpower AG, (ii) a 24.9% interest in asola Advanced and Automotive Solar Systems GmbH, (iii) a 22% interest in Power Control and Design, Inc., (iv) a 25% interest in Shigan Quantum Technologies PVT LTD, and (v) a less than 1% interest in Fisker Automotive, Inc.

Overview of Our Business

     We are a fully integrated alternative energy company and a leader in the development and production of advanced clean propulsion systems and renewable energy generation systems and services.

     We classify our business operations into three reporting segments: Electric Drive & Fuel Systems, Renewable Energy and Corporate. The Corporate segment consists of general and administrative expenses incurred at the corporate level that are not directly attributable to the Electric Drive & Fuel Systems or Renewable Energy business segments. The Corporate segment also includes activities of our anticipated future operating segments. Certain financial information related to each of our reporting segments can be found in the financial statements that are included in our Annual Report on Form 10-K for the year ended April 30, 2011, as amended, which is incorporated by reference into this prospectus.

     Our customer base includes automotive Original Equipment Manufacturers, military and governmental agencies, aerospace, and other strategic alliance partners.

     The independent registered public accounting firm, Ernst & Young LLP, has included an explanatory paragraph in their opinion that accompanies our audited consolidated financial statements as of and for the year ended April 30, 2011, indicating that our current liquidity position raises substantial doubt about our ability to continue as a going concern. For fiscal years 2011, 2010 and 2009, we incurred net losses from operations before income taxes of $11.3 million, $46.3 million and $28.0 million, respectively.

RISK FACTORS

     An investment in our securities involves a high degree of risk. Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the documents incorporated by reference, you should carefully consider the risk factors identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended April 30, 2011, as amended, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our filings under the Securities Exchange Act of 1934, as amended, as well as any risks described in any applicable prospectus supplement. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially affect our business, results of operations or financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition. You could lose all or part of your investment.

     This prospectus and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus. See “Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

     Unless we specify otherwise in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by us pursuant to this prospectus and any prospectus supplement will be used for general corporate purposes. We may temporarily invest funds that we do not immediately need for these purposes in short-term marketable securities or use them to make payments on our borrowings. We may set forth additional information on the use of proceeds from the sale of securities offered by this prospectus in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

     The following is a description of our common stock and certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, copies of which have been filed with the Securities and Exchange Commission and are also available upon request from us. For information on how to obtain copies of our amended and restated certificate of incorporation and our amended and restated bylaws, see “Where You Can Find More Information.”

Authorized and Outstanding Capital Stock

     We are authorized to issue 50.0 million shares of common stock, $0.02 par value, of which 0.1 million are designated as non-voting Series B common shares. As of September 1, 2011, we had a total of 16,141,052 shares of common stock issued and outstanding, of which 49,998 shares are Series B common stock. We are authorized to issue 20.0 million shares of preferred stock. As of September 1, 2011, no shares of preferred stock were outstanding. Outstanding shares of common stock are validly issued, fully paid and non-assessable.

Common Stock

     Voting Rights: Except as set forth below, holders of all series of our common stock are entitled to cast one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights in the election of directors.

     Dividend Rights: Holders of our common stock are entitled to receive dividends as may be declared by the board of directors out of funds legally available therefore. Under the terms of the convertible notes indenture and our credit agreement, we may not pay dividends on shares of our common stock.

     Liquidation Rights: In the event of liquidation, holders of the common stock are entitled to share pro rata in any distribution of our assets remaining after payment of liabilities, subject to the preferences and rights of the holders of any outstanding shares of our preferred stock.

     Other Rights: Holders of our common stock have no preferential or preemptive rights with respect to any securities of Quantum and there are no conversion rights or redemption or sinking fund provisions applicable to our common stock.

Series B Common Stock

     General Motors, LLC, successor in interest to General Motors Corporation, holds all outstanding shares of our Series B common stock, which shares are not entitled to vote on any matters submitted to the vote of our stockholders except as otherwise required by law. In the event we issue additional shares of any series of common stock as a dividend or other distribution on common stock, or a subdivision or combination of such common stock into a smaller or greater number of shares, the number of outstanding shares of Series B common stock will be adjusted to that number of shares of outstanding Series B common stock that is equal to the percentage of all outstanding shares of all series of our common stock (excluding shares issued pursuant to a board-approved stock option or equity incentive plan) that the holders of Series B common stock held prior to that event. Upon transfer by General Motors of any of the outstanding shares of Series B common stock to any person or entity that is not controlled by or under common control with General Motors, the transferred shares of Series B common stock will convert into an equal number of shares of common stock. Subject to the preferences or other rights of any preferred stock that may be issued from time to time, holders of Series B common stock will be entitled to participate ratably in dividends on common stock as declared by our board of directors. Holders of Series B common stock will be entitled to share ratably in all assets available for distribution to stockholders in the event of our liquidation or dissolution, subject to distribution of the preferential amount, if any, to be distributed to holders of preferred stock.

Listing

     Our shares of common stock are listed on the Nasdaq Global Market under the symbol of “QTWW.”

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services. Their address is 480 Washington Blvd., Jersey City, NJ 07310-1900 and their telephone number is 1-800-832-8519.

Anti Takeover Effects of Provisions of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

     The following discussion concerns certain provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws that could be viewed as having the effect of discouraging, delaying or preventing an attempt to obtain control of our company.

Delaware Law

     Under certain circumstances, Section 203 of the Delaware General Corporation Law limits the ability of an “interested stockholder” to effect various business combinations with our company for a three-year period following the time that a stockholder became an interested stockholder. An “interested stockholder” is defined as a holder of 15% or more of the outstanding voting stock. An interested stockholder may engage in a business combination transaction with us within the three-year period only if:

  our board of directors approved the transaction before the stockholder became an interested stockholder or approved the transaction in which the stockholder became an interested stockholder;
  upon completion of the transaction in which it became an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced (subject to certain exclusions); or
  our board of directors and the holders of shares entitled to cast two-thirds of the votes entitled to be cast by all of the outstanding voting shares held by all disinterested stockholders approve the transaction.

     Under Delaware law, unless the certificate of incorporation provides otherwise, stockholders are not permitted to call a special meeting of the stockholders. Our amended and restated certificate of incorporation and amended and restated bylaws do not permit stockholders to call special meetings.

Certificate of Incorporation and Bylaws

     Preferred Stock. Our amended and restated certificate of incorporation provides that we may from time to time issue shares of preferred stock in one or more series, the terms of which will be determined by our board of directors. We will not solicit approval of our stockholders unless our board of directors believes that approval is advisable or is required by the rules of The Nasdaq National Market or by Delaware law. This could enable our board of directors to issue shares to persons friendly to current management which would protect the continuity of our management and render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise. These additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of our company.

     Board of Directors. Our directors, other than those who may be the holders of any class or series of our preferred stock having the right under a preferred stock designation to elect additional directors under specified circumstances, are classified into three classes, as nearly equal in number as possible, with staggered three-year terms. Each of our directors is to hold the office until his or her successor is duly elected and qualified. Directors elected to succeed directors whose terms then expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Each director holds office until his successor is duly elected and qualified.

     Our amended and restated certificate of incorporation provides that, except as otherwise provided in any preferred stock designation relating to the rights of the holders of any class or series of preferred stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, and not by the stockholders. Any director so elected will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until the director’s successor has been duly elected and qualified. No decrease in the number of directors constituting our board of directors will shorten the term of any incumbent director. Subject to the rights of any class or series of preferred stock having the right under a preferred stock designation to elect directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all voting stock then outstanding, voting together as a single class.

     These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of our board of directors by filling the vacancies created by removal with its own nominees. Under the classified board of directors provisions described above, it would take at least two elections of directors for any individual or group to gain control of our board of directors. Accordingly, these provisions would discourage a third party from initiating proxy contest, making a tender offer or otherwise attempting to gain control of our company.

     No Stockholder Action by Written Consent; Special Meetings. Our amended and restated certificate of incorporation and amended and restated bylaws provide that stockholders must effect any action required or permitted to be taken at a duly called meeting or special meeting of stockholders and that those actions may not be effected by any written consent of the stockholders. Except as otherwise required by law or by any preferred stock designation, special meetings of stockholders may be called only by a majority of the total number of directors which our Company would have if there were no vacancies, by our chairman of the board of directors, or by our chief executive officer. No business other than that stated in the notice of meeting may be transacted at any special meeting. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by our board of directors, our chairman of the board of directors or our chief executive officer.

     Advance Notice Procedures. Our amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders. These stockholder notice procedures provide that only persons who are nominated by our board of directors, or by a stockholder who was a stockholder of record at the time of giving notice and has given timely written notice to our secretary before the meeting at which directors are to be elected, will be eligible for election as directors. These stockholder notice procedures also limit the business that may be conducted at an annual meeting of stockholders to business brought by our board of directors, or by a stockholder who has given timely written notice to our secretary of the stockholder's intention to bring such business before the meeting. Under these stockholder notice procedures, for notice of a stockholder nomination for election as a director at an annual meeting to be timely, the notice must be received by our secretary not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120thcalendar day before the first anniversary of the preceding year’s annual meeting, except that, if the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, for the notice by the stockholder to be timely it must so be delivered not earlier than the close of business on the 120th calendar day before the annual meeting and not later than the close of business on the 90th calendar day before the annual meeting or the 10th calendar day following the day on which we first publicly announce a meeting date.

     Nevertheless, if the number of directors to be elected to our board of directors is increased, and we make no public announcement naming all of the nominees for director or specifying the size of our increased board of directors at least 100 calendar days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice also will be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to our secretary not later than the close of business on the 10th calendar day following the day on which we first make the public announcement. Under these stockholder notice procedures, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, we must receive notice not earlier than the close of business on the 120th calendar day before the special meeting and not later than the close of business on the later of the 90th calendar day before the special meeting or the 10th calendar day following the day of the first public announcement of the date of the special meeting and of the nominees proposed by our board of directors to be elected at the meeting.

     In addition, under these stockholder notice procedures, a stockholder’s notice to us to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors will be required to contain specified information. If the chairman of the meeting determines that an individual was not nominated, or other business was not brought before the meeting, in accordance with our stockholder notice procedures, the individual will not be eligible for election as a director, or the business will not be conducted at the meeting, as the case may be.

     Amendments. Our amended and restated certificate of incorporation provides that the affirmative vote of the holders of at least 80% of our voting stock then outstanding, voting together as a single class, is required to amend provisions of our certificate of incorporation relating to stockholder action; the number, election and tenure of directors; the nomination of director candidates and the proposal of business by stockholders; the filling of vacancies on our board of directors; and the removal of directors. Our amended and restated certificate of incorporation further provides that provisions of our amended and restated bylaws relating to the foregoing subject matters, including the stockholder notice procedures, may be amended only by the affirmative vote of the majority of the whole board of directors or by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of voting stock, voting together as a single class. Other than the provisions of our amended and restated bylaws referenced above, which will require at least 80% of the voting power, the affirmative vote of holders of at least two-thirds of the voting power of outstanding shares of voting stock, voting as a single class, is required to amend our amended and restated bylaws.

DESCRIPTION OF WARRANTS

     We may issue warrants to purchase our common stock. We may issue warrants independently or together with our common stock. The warrants may be attached to or separate from the offered common stock. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement.

     The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

  the title of the warrants;
  the designation and terms of the common stock for which the warrants are exercisable;
  the designation and terms of the common stock, if any, with which the warrants are to be issued and the number of warrants issued with the common stock;
  the price or prices at which the warrants will be issued, if any;
  the aggregate number of warrants;
  the number of shares of common stock that may be purchased upon exercise of the warrants and the exercise price for the warrants;
  any provisions for adjustment of the number or amount of shares of common stock receivable upon exercise of the warrants or the exercise price of the warrants;
  any provisions with respect to a holder’s right upon a change in control or similar event;
  if applicable, the date on and after which the warrants and the common stock purchasable upon exercise of the warrants will be separately transferable;
  the dates on which the right to exercise the warrants will commence and expire;
  if applicable, the maximum or minimum number of warrants that may be exercised at any time;
  information with respect to book-entry procedures, if any;
  if applicable, a discussion of material U.S. federal income tax considerations; and
  any additional terms of the warrants, including the terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Warrant Agreements

     We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and one or more banks, trust companies or other financial institutions, as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent.

     The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

     We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent's office or any other office indicated in the applicable prospectus supplement or other offering material.

Exercise of Warrants

     A warrant will entitle the holder to acquire an amount of common stock at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or other offering material. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or other offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement or other offering material.

     Warrants may be exercised as set forth in the applicable prospectus supplement or other offering material. Upon receipt of payment (if applicable) and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or other offering material, we will forward, as soon as practicable, the common stock purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

No Rights as Stockholders

     Prior to the exercise of their warrants, holders of warrants will not have any rights of holders of the common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the common stock purchasable upon such exercise.

PLAN OF DISTRIBUTION

     We may sell securities pursuant to this prospectus (i) through underwriters or dealers, (ii) through agents, (iii) directly to one or more purchasers, or (iv) through a combination of any such methods of sale. The prospectus supplement relating to any offering of securities may include the following information:

  the terms of the offer;
  the names of any underwriters, dealers or agents;
  the name or names of any managing underwriter or underwriters;
  the purchase price of the securities from us;
  the net proceeds to us from the sale of the securities;
  any delayed delivery arrangements;
  any underwriting discounts, commissions or other items constituting underwriters’ compensation;
  any public offering price;
  any discounts or concessions allowed or reallowed or paid to dealers; and
  any commissions paid to agents.

Sales through Underwriters or Dealers

     If we use underwriters in the sale, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

     If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

     Pursuant to a requirement by the Financial Industry Regulatory Authority, Inc. or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act of 1933, as amended.

     If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with the applicable FINRA rules.

Direct Sales

     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any sale of those securities.

Sales through Agents

     We may sell the securities through agents we designate from time to time. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed Delivery Arrangements

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

     Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, as amended, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act of 1933, as amended. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

     In addition, sales not covered by this prospectus may also be made pursuant to Rule 144 or another applicable exemption under the Securities Act of 1933, as amended.

     To comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s web site at www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference rooms located at 100 F Street, N.E., Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Also, using our website, www.qtww.com, you can access electronic copies of documents we file with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and any amendments to those reports, free of charge. Information on our website is not incorporated by reference in this prospectus.

     We have included this prospectus in our registration statement on Form S-3 that we filed with the Securities and Exchange Commission. The registration statement provides additional information that we are not required to include in this prospectus. You can receive a copy of the entire registration statement as described above. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

     The Securities and Exchange Commission allows us to “incorporate by reference” in this prospectus certain information we file with the Securities and Exchange Commission, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the termination of the offering:

  our Annual Report on Form 10-K for the fiscal year ended April 30, 2011, filed with the Securities and Exchange Commission on July 5, 2011, as amended and filed with the Securities and Exchange Commission on August 4, 2011;
  our Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 9, 2011, September 6, 2011, September 2, 2011, September 1, 2011, August 24, 2011, July 5, 2011, June 29, 2011, June 22, 2011, June 15, 2011, June 2, 2011, May 26, 2011, May 25, 2011, May 20, 2011 and May 11, 2011.
  the description of our common stock contained in our Form 10-12G/A filed with the Securities and Exchange Commission on July 11, 2002, including any amendment or report filed for the purpose of updating that description; and
  all documents filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and before we stop offering the securities covered by this prospectus.

     Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the Securities and Exchange Commission in accordance with Securities and Exchange Commission rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

     Upon written or oral request, at no cost we will provide to each person at, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

17872 Cartwright Road
Attn: Chief Financial Officer
Irvine, California 92614
(949) 399-4500

     In addition, you may access these filings on our Web site at www.qttw.com.

LEGAL MATTERS

     Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares of common stock offered hereby will be passed upon for us by Kenneth R. Lombardo, General Counsel and Corporate Secretary, of the Company. Underwriters, dealers and agents, if any, who we will identify in a prospectus supplement, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus and the accompanying prospectus supplement. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

     Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated balance sheets as of April 30, 2011 and 2010, and the related consolidated statements of operations, equity, and cash flows for each of the three years in the period ended April 30, 2011, the financial statement schedule, and the effectiveness of internal control over financial reporting as of April 30, 2011, included in our Annual Report on Form 10-K for the year ended April 30, 2011, as amended, and incorporated by reference herein, which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements. We have incorporated by reference herein our consolidated financial statements and schedule in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

$6.0 million

Common Stock

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

____________________________________________________

PROSPECTUS SUPPLEMENT
____________________________________________________

ASCENDIANT CAPITAL MARKETS, LLC

____________________________________________________

August 19, 2013